SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2011

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza
2510 14th Street
Gulfport , Mississippi 39501
(Address of principal executive offices)

(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.  On January 18, 2011, Hancock Holding Company issued a press release reporting its 2010 financial results.  A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure.  On January 18, 2011, Hancock Holding Company issued a press release reporting its 2010 financial results.  A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.  This information is furnished under both Item 2.02, Results of Operations and Financial Condition, and Item 7.01, Regulation FD Disclosure.  The information in this Form 8-K and Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01       Financial Statements and Exhibits

     (d)      Exhibits.

Exhibit No.	Description
99.1	Hancock Holding Company 2010 Financial Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: January 20, 2011

HANCOCK HOLDING COMPANY
 (Registrant)

By: /s/ Paul D. Guichet
Name: Paul D. Guichet
Title:   Vice President
Investor Relations

For Immediate Release
January 18, 2011

For More Information
Carl J. Chaney, President and Chief Executive Officer
Michael M. Achary, E.V.P. and Chief Financial Officer
Paul D. Guichet, V.P. Investor Relations
800.522.6542 or 228.563.6559

Hancock Holding Company Announces 2010 Financial Results;
Reports Increased Net Income for Fourth Quarter 2010

GULFPORT, Miss.  (January 18, 2011) — Hancock Holding Company (NASDAQ: HBHC) today announced financial results for the fourth quarter and year ended December 31, 2010.

For the fourth quarter of 2010 net income increased 14.6 percent over the preceding third quarter of 2010 to $17.0 million and advanced 27.9 percent over the 2009’s fourth quarter, excluding certain non-recurring merger items associated with that quarter’s acquisition of Peoples First Community Bank.  Fully diluted earnings per share for the fourth quarter of 2010 were $0.46, compared to $0.40 for the 2010’s third quarter and $0.37 for the same quarter a year ago, excluding merger related items.  Hancock’s return on average assets increased to 0.83 percent for the fourth quarter of 2010, from 0.70 percent for 2010’s third quarter.

Net income for the full 2010 year amounted to $52.2 million, down 7.3 percent from 2009’s net income of $56.3 million, excluding merger related items.  Diluted earnings per share for 2010 were $1.40, versus $1.70 last year, excluding merger related items.  Hancock’s return on average assets for 2010 was 0.62 percent and 0.80 percent for 2009, excluding merger related items.  The company’s pre-tax, pre-provision income for 2010 increased 6.4 percent to $142.9 million over the prior year period.  Pre-tax pre-provision income is total revenue less non-interest expense and excludes one-time merger items and securities transactions.

       On December 22, 2010, Hancock Holding Company entered into a definitive agreement with Whitney Holding Corporation (“Whitney”), parent company of New Orleans-based Whitney Bank, for Whitney to merge into Hancock.  The transaction is expected to be completed in the second quarter of 2011, subject to customary closing conditions and regulatory approval.  Following the merger, Hancock expects to retain its strong capital position after an expected common stock raise of approximately $200 million, and anticipates repurchasing all of Whitney’s TARP preferred stock and warrants held by the U.S. Treasury, subject to regulatory approval.

      Hancock’s President and Chief Executive Officer Carl J. Chaney said, “The merger with Whitney will combine two of the Gulf South’s most respected financial services institutions and creates an unprecedented opportunity to enhance shareholder value and strengthen the financial options available to our customers across the combined company’s footprint.  Both Hancock and Whitney were founded on similar core values more than a century ago to serve people throughout the Gulf South region.  We are excited to meld two institutions with comparable business philosophies and common commitment to our region’s heritage and future.”

       “Upon completion of the transaction, our business footprint will grow dramatically in Hancock’s current Louisiana, Mississippi, Alabama and Florida markets, and we will expand into dynamic new regions such as Houston and Tampa-St. Petersburg,” Chaney said.  “Combined, the company will have approximately $20 billion in assets, $12 billion in loans and $16 billion in deposits.  Customers will be served by more than 300 branch locations and have access to nearly 400 ATMs.  Based upon assets, Hancock will become the 32nd largest bank headquartered in America.”

Principal drivers of Hancock’s improved 2010 fourth quarter earnings were reflected in a wider net interest margin, up 21 basis points to 4.06 percent, along with a significantly lower provision for loan losses, down $4.9 million, or 29.9 percent.  The wider net interest margin drove a $2.1 million, or 12 percent annualized, increase in net interest income.  The lower provision for loan losses was primarily due to a continued improvement in the company’s overall asset quality.  Net charge-offs showed significant improvement from prior quarters with a decrease of $4.0 million, or 29.1 percent, from the 2010 third quarter.  Net charge-offs were 0.78 percent of average loans and were down 32 basis points, compared with the preceding third quarter’s 1.10 percent.  For the 2010 fourth quarter, non-performing assets as a percent of loans and foreclosed assets improved to 3.17 percent from the prior quarter’s 3.55 percent but were up from 1.97 percent as of December 31, 2009.

       “We see continued improvement in our asset quality measures, and combined with the favorable economic outlook for our operating region, along with our announcement about the Whitney merger, we are excited about the coming year,” Chaney added.

Highlights & Key Operating Items from Hancock’s Fourth Quarter Results

Balance Sheet & Capital

Total assets at December 31, 2010, were $8.14 billion, down $101.0 million, or 1.2 percent, from $8.24 billion at September 30, 2010.  Compared to December 31, 2009, total assets decreased $558.8 million, or 6.4 percent.    Hancock continues to remain very well capitalized with total equity of $856.5 million at December 31, 2010, up $18.9 million, or 2.3 percent, from December 31, 2009.  The company’s tangible common equity ratio stood at an enviable 9.69 percent at December 31, 2010.

Loan Growth

       For the quarter ended December 31, 2010, Hancock’s average total loans were $4.95 billion, which represented an increase of $576.3 million, or 13.2 percent, from the same quarter a year ago but were down $24.4 million, or 0.5 percent, from the third quarter of 2010 due to a continued lessening of loan demand in the company’s operating region.  The increased level of average loans from the same quarter a year ago was primarily due to the Peoples First acquisition in December 2009 with an increase in commercial and real estate loans of $309.3 million, or 11.1 percent, and mortgage loans of $231.8 million, or 49.3 percent.  Period-end loans increased $49.5 million, or 1.0 percent, from September 30, 2010.  The increase in period-end loans reflected a 2.6 percent  increase in commercial and real estate loans, up $79.3 million, and a 2.5 percent increase, or $17.7 million, in direct consumer loans, offset by a 4.9 percent, or $34.2 million, decrease in mortgage loans, and a 4.0 percent decline, or $13.0 million, in indirect consumer loans.

Deposit Growth

Period-end deposits for the fourth quarter were $6.78 billion, up $66.9 million, or 1.0 percent, from the prior quarter, but were down 5.8 percent, from December 31, 2009.  The $420.1 million reduction in period-end deposits was caused by a $535.8 million, or 18.0 percent, decrease in time deposits offset by a 5.0 percent increase, or $53.9 million, in noninterest bearing deposits and a 5.7 percent increase, or $107.8 million, in interest-bearing transaction deposits.  The $420.1 million reduction was primarily related to expected run-off in Peoples First time deposits.  Prior to the acquisition, Peoples First deposit pricing was very aggressive in order to attract deposits and their deposit rates were considerably higher than comparable banks.  Average deposits were down 1.7 percent, or $113.2 million, from the third quarter of 2010 but were up 19.7 percent, or $1.1 billion, from December 31, 2009 due to the Peoples First acquisition.  The $113.2 million reduction in average deposits from third quarter was in time deposits, which were down $174.7 million, or 6.6 percent, and interest bearing and public fund time deposits, which were down $32.9 million, or 2.9 percent, offset primarily by an increase of $33.6 million, or 1.7 percent, in interest-bearing transaction deposits and $60.9 million, or 5.7 percent, in noninterest-bearing deposits.  Hancock’s overall funding mix improved in the fourth quarter of 2010 with total transaction deposits (non-interest and interest-bearing) as a percent of total deposits at 46 percent, up from 44 percent from the prior quarter.

Asset Quality

Net charge-offs for 2010’s fourth quarter were $9.8 million, or 0.78 percent of average loans, down from the $13.8 million, or 1.10 percent, of average loans reported for the third quarter of 2010.  Total net charge-offs for 2010 of $50.7 million represented a slight increase from 2009 net charge-offs of $50.3 million.  Non-performing assets as a percent of total loans and foreclosed assets were 3.17 percent at December 31, 2010, down from 3.55 percent at September 30, 2010.  The total dollar value of non-performing assets was down $17.3 million, or 9.8 percent, between September 30, 2010, and December 31, 2010.  Approximately $12.6 million of loans, of which $8.7 million were on non-accrual status, were designated as troubled debt restructuring (TDR) at December 31, 2010.  Non-accrual loans decreased $20.6 million, while other real estate owned (ORE) increased $1.4 million compared to the prior quarter.  Loans 90 days past due or greater (accruing) as a percent of period-end loans decreased 12 basis points from September 30, 2010, to 0.03 percent at December 31, 2010.

Hancock recorded a provision for loan losses for the fourth quarter of $11.4 million.  The company’s allowance for loan losses was $82.0 million at December 30, 2010, and $79.7 million at September 30, 2010.  The ratio of the allowance for loan losses as a percent of period-end loans was 1.65 percent at December 31, 2010, compared to 1.62 percent at September 30, 2010.  Hancock’s reserving methodologies required the company to increase the allowance for loan losses by $2.3 million in the fourth quarter.  In the fourth quarter of 2010, the company reversed $1.0 million of the $5.2 million specific reserve accrued in the second quarter of 2010 for the Gulf Oil Spill.  Hancock is continuing to monitor the impact the Gulf Oil Spill is having on the company’s affected markets.  The $1.0 million reversal was offset by an increase of $2.6 million in the company’s legacy loan portfolio and an increase of $0.7 million related to credit cards in the company’s acquired loan portfolio.

      Additional asset quality information (inclusive and exclusive of the covered assets of Peoples First) is provided in the following table:

	Consolidated	Consolidated
	Hancock	Without
Asset Quality Information	Holding Company	Peoples First
Non-accrual loans	$112,274	$66,988
Restructured loans	$12,641	$12,641
Foreclosed assets	33,277	17,595
Total non-performing assets	$158,192	$97,224
Non-performing assets as a percent of loans and foreclosed assets	3.17%	2.33%
Accruing loans 90 days past due (a)	$1,492	$1,492
Accruing loans 90 days past due as a percent of loans	0.03%	0.04%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	3.19%	2.37%
Allowance for loan losses	$81,997	$81,325
Allowance for loan losses as a percent of period-end loans	1.65%	1.96%
Allowance for loan losses to NPAs + accruing loans 90 days past due	51.35%	82.38%

(a) Accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

Net Interest Income

Net interest income (taxable equivalent or te) for the fourth quarter increased $8.1 million, or 12.7 percent, while the net interest margin of 4.06 percent was 10 basis points wider than the same quarter a year ago.  Growth in average earning assets was strong, compared with the same quarter a year ago with an increase of $636.7 million, or 9.9 percent, mostly reflected in higher average loans, up $576.3 million, or 13.2 percent, and short-term investments, up $108.0 million, or 21.7 percent, offset by a decrease of $47.6 million or 3.1 percent, in securities.

       The company’s loan yield decreased 20 basis points over the prior year’s fourth quarter, while the yield on securities decreased 82 basis points, pushing the yield on average earning assets down 35 basis points.  However, total funding costs over the same quarter a year ago were down 45 basis points.

       Compared to the prior quarter, the net interest margin (te) was wider by 21 basis points, and the level of net interest income was up $2.1 million, or 3.0 percent.  The $2.1 million increase was due to a $0.9 million increase in loan interest income and a decrease in interest expense of $2.4 million offset by a decrease in income from securities of $1.2 million.  The yield on average earning assets was up 10 basis points from last quarter at 4.97 percent, while the total cost of funds decreased 11 basis points.

Non-interest Income

Non-interest income for the fourth quarter was down $28.3 million, or 44.7 percent, compared with the same quarter a year ago and decreased $0.1 million, or 0.4 percent, compared with the previous quarter.  The decrease from the fourth quarter of 2009 was largely due to a $31.5 million, or 86.5 percent, decrease in other income that was primarily related to the $33.6 million gain on the December 2009 acquisition of Peoples First and by a decrease in service charges on deposit accounts of $1.6 million, or 13.8 percent.  The overall decrease from the same quarter a year ago was partly offset by increases in secondary mortgage operations, up $1.7 million, or 120.8 percent; ATM fees, up $0.8 million, or 40.0 percent; trust fees, up $0.4 million, or 9.8 percent; investment and annuity fees, up $0.7 million, or 40.4 percent; insurance fees, up $0.4 million, or 13.3 percent, and debit and merchant fees, up $0.8 million, or 28 percent.

The slight decrease in non-interest income compared to the prior quarter was due to a decrease of $1.1 million, or 10.1 percent, in service charges on deposit accounts; lower investment and annuity fees, down $0.6 million, or 19.7 percent, offset by increases in secondary mortgage market operations of $0.6 million, or 23.7 percent; and other income, which was up $0.5 million, or 11.0 percent.

Operating Expense & Taxes

Operating expenses for the fourth quarter were up $7.6 million, or 11.9 percent, compared to the same quarter a year ago, and were $3.2 million, or 4.7 percent, higher than the previous quarter.  The increase from the same quarter a year ago was reflected in a 9.6 percent increase, or $3.1 million, in higher personnel expense; a 13.8 percent increase, or $3.2 million, in other operating expense; a 16.6 percent increase, or $0.9 million, in occupancy expense; and increased equipment expense of $0.4 million, or 15.9 percent. The increases were primarily due to the acquisition of Peoples First.  The increase from the prior quarter was due to a 10.6 percent increase, or $2.6 million, in other operating expense (mostly related to higher professional fees and higher ORE expenses); higher occupancy expense of $0.3 million, or 5.6 percent; and an 8.4 percent increase in equipment expense, up $0.2 million.

For the twelve months ended December 31, 2010, and 2009, the effective income tax rates were approximately 16 percent and 23 percent, respectively.  Because of the reduced level of pre-tax income in 2010, the tax exempt interest income and the utilization of tax credits had a significant impact on the effective tax rate.  The source of the tax credits for 2010 and 2009 resulted from investments in New Market Tax Credits, Qualified Bond Credits and Work Opportunity Tax Credits.

About Hancock Holding Company

Hancock Holding Company — parent company of Hancock Bank (Mississippi), Hancock Bank of Louisiana, and Hancock Bank of Alabama — had assets of approximately $8.1 billion as of December 31, 2010.  Founded in 1899, Hancock Bank consistently ranks as one of the country’s strongest, safest financial institutions, according to BauerFinancial, Inc.  More corporate information and e-banking are available at www.hancockbank.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)
	Three Months Ended			Twelve Months Ended
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2009
Per Common Share Data

Earnings per share:
Basic	$0.46	$0.40	$0.89	$1.41	$2.28
Diluted	$0.46	$0.40	$0.89	$1.40	$2.26
Cash dividends per share	$0.24	$0.24	$0.24	$0.96	$0.96
Book value per share (period-end)	$23.22	$23.48	$22.74	$23.22	$22.74
Tangible book value per share (period-end)	$21.18	$21.42	$20.60	$21.18	$20.60
Weighted average number of shares:
Basic	36,916	36,880	35,481	36,876	32,747
Diluted	37,065	36,995	35,705	37,054	32,934
Period-end number of shares	36,893	36,883	36,840	36,893	36,840
Market data:
High sales price	$37.26	$35.40	$44.89	$45.86	$45.56
Low sales price	$28.88	$26.82	$35.26	$26.82	$22.51
Period end closing price	$34.86	$30.07	$43.81	$34.86	$43.81
Trading volume	13,701	14,318	19,538	50,102	66,346

Other Period-end Data

FTE headcount	2,271	2,235	2,240	2,271	2,240
Tangible common equity	$781,420	$790,040	$758,840	$781,420	$758,840
Tier I capital	$782,301	$772,247	$756,106	$782,301	$756,106
Goodwill	$61,631	$61,631	$62,277	$61,631	$62,277
Amortizable intangibles	$13,204	$13,860	$16,252	$13,204	$16,252

Performance Ratios

Return on average assets	0.83%	0.70%	1.75%	0.62%	1.05%
Return on average common equity	7.71%	6.75%	15.92%	6.03%	11.09%
Earning asset yield (TE)	4.97%	4.87%	5.32%	5.01%	5.27%
Total cost of funds	0.91%	1.02%	1.35%	1.13%	1.50%
Net interest margin (TE)	4.06%	3.85%	3.96%	3.88%	3.78%
Noninterest expense as a percent of total revenue (TE)
before amortization of purchased intangibles
and securities transactions	66.05%	64.25%	49.82%	66.00%	58.34%
Common equity (period-end) as a percent of total assets (period-end)	10.52%	10.51%	9.63%	10.52%	9.63%
Leverage (Tier I) ratio	9.65%	9.32%	10.60%	9.65%	10.60%
Tangible common equity ratio	9.69%	9.68%	8.81%	9.69%	8.81%
Net charge-offs as a percent of average loans	0.78%	1.10%	1.24%	1.01%	1.17%
Allowance for loan losses as a percent of period-end loans	1.65%	1.62%	1.29%	1.65%	1.29%
Allowance for loan losses to NPAs + accruing loans 90 days past due	51.35%	43.63%	58.69%	51.35%	58.69%
Average loan/deposit ratio	73.65%	72.78%	77.89%	72.36%	75.65%
Non-interest income excluding
securities transactions as a percent of
total revenue (TE)	32.81%	33.56%	49.86%	32.69%	39.54%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended			Twelve Months Ended
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2009
Asset Quality Information

Non-accrual loans	$112,274	$132,834	$86,555	$112,274	$86,555
Restructured loans (a)	12,641	10,740	-	12,641	-
Foreclosed assets	33,277	31,879	14,336	33,277	14,336
Total non-performing assets	$158,192	$175,453	$100,891	$158,192	$100,891
Non-performing assets as a percent of loans and foreclosed assets	3.17%	3.55%	1.97%	3.17%	1.97%
Accruing loans 90 days past due (b)	$1,492	$7,292	$11,647	$1,492	$11,647
Accruing loans 90 days past due as a percent of loans	0.03%	0.15%	0.23%	0.03%	0.23%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	3.19%	3.70%	2.19%	3.19%	2.19%

Net charge-offs	$9,756	$13,754	$13,634	$50,682	$50,265
Net charge-offs as a percent of average loans	0.78%	1.10%	1.24%	1.01%	1.17%

Allowance for loan losses	$81,997	$79,725	$66,050	$81,997	$66,050
Allowance for loan losses as a percent of period-end loans	1.65%	1.62%	1.29%	1.65%	1.29%
Allowance for loan losses to NPAs + accruing loans 90 days past due	51.35%	43.63%	58.69%	51.35%	58.69%

Provision for loan losses	$11,390	$16,258	$15,834	$65,991	$54,590

(a) Included in restructured loans is $8.7 million in non-accrual loans.
(b) Accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

Allowance for Loan Losses

Beginning Balance	$79,725	$77,221	$63,850	$66,050	$61,725
Provision for loan losses, net (c)	11,390	16,258	15,834	65,991	54,590
Inrease in indemnification asset (c)	638	-	-	638	-
Charge-offs	11,626	16,486	14,732	58,266	54,915
Recoveries	1,870	2,732	1,098	7,584	4,650
Net charge-offs	9,756	13,754	13,634	50,682	50,265
Ending Balance	$81,997	$79,725	$66,050	$81,997	$66,050

(c) The provision for loan losses is shown "net" after coverage provided by FDIC loss share agreements on covered loans.  This results in an increase in the indemnification asset, which is the difference between the provision for loan losses on covered loans of $672, and the impairment ($34) on those covered loans .

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans	$5,987	$9,140	$9,110	$35,902	$36,346
Mortgage loans	1,024	1,674	1,211	3,875	1,764
Direct consumer loans	939	1,003	1,209	3,791	3,855
Indirect consumer loans	356	569	883	1,982	3,616
Finance company loans	1,450	1,368	1,221	5,132	4,684
Total net charge-offs	$9,756	$13,754	$13,634	$50,682	$50,265

Average loans:
Commercial/real estate loans	$3,087,181	$3,056,578	$2,777,866	$3,094,845	$2,725,894
Mortgage loans	702,285	753,686	470,441	733,996	451,823
Direct consumer loans	745,922	738,036	630,511	737,680	609,131
Indirect consumer loans	315,369	324,337	386,157	333,834	411,772
Finance Company loans	100,776	103,297	110,233	105,398	111,500
Total average loans	$4,951,533	$4,975,934	$4,375,208	$5,005,753	$4,310,120

Net charge-offs to average loans:
Commercial/real estate loans	0.77%	1.19%	1.30%	1.16%	1.33%
Mortgage loans	0.58%	0.88%	1.02%	0.53%	0.39%
Direct consumer loans	0.50%	0.54%	0.76%	0.44%	0.63%
Indirect consumer loans	0.45%	0.70%	0.91%	0.59%	0.88%
Finance Company loans	5.71%	5.25%	4.39%	4.87%	4.20%
Total net charge-offs to average loans	0.78%	1.10%	1.24%	1.01%	1.17%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended			Twelve Months Ended
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2009
Income Statement

Interest income	$85,040	$85,398	$82,416	$352,558	$323,727
Interest income (TE)	87,917	88,284	85,585	364,385	335,788
Interest expense	16,100	18,576	21,881	82,345	95,301
Net interest income (TE)	71,817	69,708	63,704	282,040	240,487
Provision for loan losses	11,390	16,258	15,834	65,991	54,590
Noninterest income excluding
securities transactions	35,067	35,208	63,353	136,949	157,259
Securities transactions gains/(losses)	-	-	7	-	69
Noninterest expense	71,257	68,060	63,657	279,260	233,470
Income before income taxes	21,359	17,712	44,404	61,911	97,694
Income tax expense	4,339	2,859	12,624	9,705	22,919
Net income	$17,020	$14,853	$31,780	$52,206	$74,775

Pre-tax, pre-provision income (PTPP) (d)	$35,627	$36,856	$33,483	$142,896	$134,359

Noninterest Income and Noninterest Expense

Service charges on deposit accounts	$10,187	$11,331	$11,814	$45,335	$45,354
Trust fees	4,324	4,138	3,937	16,715	15,127
Debit card & merchant fees	3,768	3,649	2,944	14,941	11,252
Insurance fees	3,773	3,535	3,329	14,461	14,355
Investment & annuity fees	2,333	2,906	1,662	10,181	8,220
ATM fees	2,574	2,640	1,838	9,486	7,374
Secondary mortgage market operations	3,178	2,569	1,439	8,915	5,906
Gain on acquisition	-	-	33,623	-	33,623
Other income	4,930	4,440	2,767	16,915	16,048
Noninterest income excluding
securities transactions	$35,067	$35,208	$63,353	$136,949	$157,259
Securities transactions gains/(losses)	-	-	7	-	69
Total noninterest income including
securities transactions	$35,067	$35,208	$63,360	$136,949	$157,328

Personnel expense	$36,006	$35,890	$32,858	$142,042	$121,449
Occupancy expense (net)	5,977	5,657	5,126	23,803	20,340
Equipment expense	2,706	2,496	2,335	10,569	9,849
Other operating expense	25,912	23,361	22,984	100,112	80,415
Amortization of intangibles	656	656	354	2,734	1,417
Total noninterest expense	$71,257	$68,060	$63,657	$279,260	$233,470

(d) Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, one-time merger items, and securities transactions. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended			Twelve Months Ended
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2009
Period-end Balance Sheet

Commercial/real estate loans	$3,147,765	$3,068,415	$3,160,912	$3,147,765	$3,160,912
Mortgage loans	659,689	693,862	739,899	659,689	739,899
Direct consumer loans	739,262	721,513	728,000	739,262	728,000
Indirect consumer loans	309,454	322,501	373,353	309,454	373,353
Finance Company loans	100,994	101,406	112,011	100,994	112,011
Total loans	4,957,164	4,907,697	5,114,175	4,957,164	5,114,175
Loans held for sale	21,866	54,201	36,112	21,866	36,112
Securities	1,445,721	1,619,869	1,611,327	1,445,721	1,611,327
Short-term investments	639,163	575,506	797,262	639,163	797,262
Earning assets	7,063,914	7,157,273	7,558,876	7,063,914	7,558,876
Allowance for loan losses	(81,997)	(79,725)	(66,050)	(81,997)	(66,050)
Other assets	1,156,410	1,161,814	1,204,257	1,156,410	1,204,257
Total assets	$8,138,327	$8,239,362	$8,697,083	$8,138,327	$8,697,083

Noninterest bearing deposits	$1,127,246	$1,092,452	$1,073,341	$1,127,246	$1,073,341
Interest bearing transaction deposits	1,995,081	1,936,146	1,887,229	1,995,081	1,887,229
Interest bearing Public Fund deposits	1,216,702	1,120,559	1,262,750	1,216,702	1,262,750
Time deposits	2,436,690	2,559,641	2,972,492	2,436,690	2,972,492
Total interest bearing deposits	5,648,473	5,616,346	6,122,471	5,648,473	6,122,471
Total deposits	6,775,719	6,708,798	7,195,812	6,775,719	7,195,812
Other borrowed funds	388,352	539,394	527,231	388,352	527,231
Other liabilities	117,708	125,390	136,377	117,708	136,377
Common shareholders' equity	856,548	865,780	837,663	856,548	837,663
Total liabilities & common equity	$8,138,327	$8,239,362	$8,697,083	$8,138,327	$8,697,083

Commercial Loans/Real Estate Loans

Commercial non-real estate loans	$559,301	$496,235	$461,566	$559,301	$461,566
Construction and land development loans	652,857	655,606	833,938	652,857	833,938
Commercial real estate secured loans	1,413,287	1,400,408	1,333,065	1,413,287	1,333,065
Municipal loans	471,598	463,191	469,545	471,598	469,545
Lease financing	50,721	52,975	62,798	50,721	62,798
Total commercial/real estate loans	$3,147,764	$3,068,415	$3,160,912	$3,147,764	$3,160,912

Construction and Land Development Loans

Residential construction	$136,879	$139,820	$129,505	$136,879	$129,505
Commercial owner occupied	101,291	98,914	159,307	101,291	159,307
Commercial non-owner occupied	81,503	75,813	121,672	81,503	121,672
Land development	166,434	168,040	270,465	166,434	270,465
Lots	166,750	173,019	152,989	166,750	152,989
Total construction and land development loans	$652,857	$655,606	$833,938	$652,857	$833,938

Commercial Real Estate Secured Loans
Commercial real estate owner occupied	$701,775	$681,182	$682,468	$701,775	$682,468
Commercial real estate non-owner occupied	711,512	719,226	650,597	711,512	650,597
Total commercial real estate secured loans	$1,413,287	$1,400,408	$1,333,065	$1,413,287	$1,333,065

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended			Twelve Months Ended
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2009
Average Balance Sheet

Commercial/real estate loans	3,087,181	3,056,578	$2,777,866	$3,094,845	$2,725,894
Mortgage loans	702,285	753,686	470,441	733,996	451,823
Direct consumer loans	745,922	738,036	630,511	737,680	609,131
Indirect consumer loans	315,369	324,337	386,157	333,834	411,772
Finance Company loans	100,776	103,297	110,233	105,398	111,500
Total loans	4,951,533	4,975,934	4,375,208	5,005,753	4,310,120
Securities	1,485,732	1,532,293	1,533,366	1,559,018	1,559,570
Short-term investments	606,927	685,873	498,930	698,043	497,048
Earning average assets	7,044,192	7,194,100	6,407,504	7,262,814	6,366,738
Allowance for loan losses	(80,248)	(78,232)	(64,561)	(73,190)	(63,450)
Other assets	1,216,267	1,248,792	870,380	1,236,610	796,479
Total assets	$8,180,211	$8,364,660	$7,213,323	$8,426,234	$7,099,767

Noninterest bearing deposits	$1,139,094	$1,078,227	$943,622	$1,076,829	$935,985
Interest bearing transaction deposits	1,989,250	1,955,635	1,525,783	1,940,470	1,486,438
Interest bearing Public Fund deposits	1,088,384	1,121,330	1,059,189	1,163,993	1,288,117
Time deposits	2,506,736	2,681,434	2,088,701	2,736,206	1,987,059
Total interest bearing deposits	5,584,370	5,758,399	4,673,673	5,840,669	4,761,614
Total deposits	6,723,464	6,836,626	5,617,295	6,917,498	5,697,599
Other borrowed funds	465,446	526,674	686,218	515,626	613,523
Other liabilities	115,974	128,424	117,717	127,400	114,270
Common shareholders' equity	875,327	872,936	792,093	865,710	674,375
Total liabilities & common equity	$8,180,211	$8,364,660	$7,213,323	$8,426,234	$7,099,767

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended			Twelve Months Ended
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2009
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans	70.29%	69.17%	68.27%	68.92%	67.69%
Securities	21.09%	21.30%	23.95%	21.47%	24.50%
Short-term investments	8.62%	9.53%	7.78%	9.61%	7.81%
Earning average assets	100.00%	100.00%	100.00%	100.00%	100.00%

Noninterest bearing deposits	16.17%	14.99%	14.73%	14.83%	14.70%
Interest bearing transaction deposits	28.24%	27.18%	23.81%	26.72%	23.35%
Interest bearing Public Fund deposits	15.45%	15.59%	16.53%	16.03%	20.23%
Time deposits	35.59%	37.27%	32.60%	37.67%	31.21%
Total deposits	95.45%	95.03%	87.67%	95.25%	89.49%
Other borrowed funds	6.61%	7.32%	10.71%	7.10%	9.64%
Other net interest-free funding sources	-2.06%	-2.35%	1.62%	-2.35%	0.87%
Total average funding sources	100.00%	100.00%	100.00%	100.00%	100.00%

Loan mix:
Commercial/real estate loans	62.35%	61.42%	63.49%	61.83%	63.25%
Mortgage loans	14.18%	15.15%	10.75%	14.66%	10.48%
Direct consumer loans	15.06%	14.83%	14.41%	14.74%	14.13%
Indirect consumer loans	6.37%	6.52%	8.83%	6.67%	9.55%
Finance Company loans	2.04%	2.08%	2.52%	2.10%	2.59%
Total loans	100.00%	100.00%	100.00%	100.00%	100.00%

Average dollars (in thousands):
Loans	$4,951,533	$4,975,934	$4,375,208	$5,005,753	$4,310,120
Securities	1,485,732	1,532,293	1,533,366	1,559,018	1,559,570
Short-term investments	606,927	685,873	498,930	698,043	497,048
Earning average assets	$7,044,192	$7,194,100	$6,407,504	$7,262,814	$6,366,738

Noninterest bearing deposits	$1,139,094	$1,078,227	$943,622	$1,076,829	$935,985
Interest bearing transaction deposits	1,989,250	1,955,635	1,525,783	1,940,470	1,486,438
Interest bearing Public Fund deposits	1,088,384	1,121,330	1,059,189	1,163,993	1,288,117
Time deposits	2,506,736	2,681,434	2,088,701	2,736,206	1,987,059
Total deposits	6,723,464	6,836,626	5,617,295	6,917,498	5,697,599
Other borrowed funds	465,446	526,674	686,218	515,626	613,523
Other net interest-free funding sources	(144,718)	(169,200)	103,991	(170,310)	55,616
Total average funding sources	$7,044,192	$7,194,100	$6,407,504	$7,262,814	$6,366,738

Loans:
Commercial/real estate loans	$3,087,181	$3,056,578	$2,777,866	$3,094,845	$2,725,894
Mortgage loans	702,285	753,686	470,441	733,996	451,823
Direct consumer loans	745,922	738,036	630,511	737,680	609,131
Indirect consumer loans	315,369	324,337	386,157	333,834	411,772
Finance Company loans	100,776	103,297	110,233	105,398	111,500
Total average loans	$4,951,533	$4,975,934	$4,375,208	$5,005,753	$4,310,120

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	12/31/2010	9/30/2010	12/31/2009
Asset Quality Information

Non-accrual loans	$112,274	$132,834	$86,555
Restructured loans	12,641	10,740	-
Foreclosed assets	33,277	31,879	14,336
Total non-performing assets	$158,192	$175,453	$100,891
Non-performing assets as a percent of loans and foreclosed assets	3.17%	3.55%	1.97%
Accruing loans 90 days past due	$1,492	$7,292	$11,647
Accruing loans 90 days past due as a percent of loans	0.03%	0.15%	0.23%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	3.19%	3.70%	2.19%
Allowance for loan losses	$81,997	$79,725	$66,050
Allowance for loan losses as a percent of period-end loans	1.65%	1.62%	1.29%
Allowance for loan losses to NPAs + accruing loans 90 days past due	51.35%	43.63%	58.69%

	12/31/10
	Non-Covered Loans	Covered Loans (e)	Total
Non-accrual loans	$66,988	$45,286	$112,274
Restructured loans	12,641		12,641
Foreclosed assets	17,595	15,682	33,277
Total non-performing assets	$97,224	$60,968	$158,192
Non-performing assets as a percent of loans and foreclosed assets	2.33%	7.39%	3.17%
Accruing loans 90 days past due	1,492	-	$1,492
Accruing loans 90 days past due as a percent of loans	0.04%	-	0.03%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	2.37%	7.39%	3.19%
Allowance for loan losses	81,325	672	81,997
Allowance for loan losses as a percent of period-end loans	1.96%	0.08%	1.65%
Allowance for loan losses to NPAs + accruing loans 90 days past due	82.38%	1.10%	51.35%

(e) Assets covered under the FDIC loss share agreements, which	9/30/10
provide considerable protection against credit risk.	Non-Covered Loans	Covered Loans	Total
Non-accrual loans	$78,307	$54,527	$132,834
Restructured loans	10,740		10,740
Foreclosed assets	18,578	13,301	31,879
Total non-performing assets	$107,625	$67,828	$175,453
Non-performing assets as a percent of loans and foreclosed assets	2.63%	8.01%	3.55%
Accruing loans 90 days past due	$7,292	-	7,292
Accruing loans 90 days past due as a percent of loans	0.18%	-	0.15%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	2.81%	8.01%	3.70%
Allowance for loan losses	79,725	-	79,725
Allowance for loan losses as a percent of period-end loans	1.96%	-	1.62%
Allowance for loan losses to NPAs + accruing loans 90 days past due	69.38%	-	43.63%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	12/31/2010	9/30/2010	12/31/2009
Period-end Balance Sheet

Commercial/real estate loans	$3,147,765	$3,068,415	$3,160,912
Mortgage loans	659,689	693,862	739,899
Direct consumer loans	739,262	721,513	728,000
Indirect consumer loans	309,454	322,501	373,353
Finance Company loans	100,994	101,406	112,011
Total loans	4,957,164	4,907,697	5,114,175

	12/31/10
	Non-Covered Loans	Covered Loans (e)	Total
Commercial/real estate loans	$2,773,434	$374,331	$3,147,765
Mortgage loans	366,184	293,505	659,689
Direct consumer loans	597,947	141,315	739,262
Indirect consumer loans	309,454	-	309,454
Finance Company loans	100,994	-	100,994
Total loans	$4,148,013	$809,151	$4,957,164

	9/30/10
	Non-Covered Loans	Covered Loans	Total
Commercial/real estate loans	$2,681,728	$386,687	$3,068,415
Mortgage loans	370,589	323,273	693,862
Direct consumer loans	597,522	123,991	721,513
Indirect consumer loans	322,501	-	322,501
Finance Company loans	101,406	-	101,406
Total loans	$4,073,746	$833,951	$4,907,697

(e) Assets covered under the FDIC loss share agreements, which provide considerable protection against credit risk.

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)
	Three Months Ended
	12/31/10			09/30/10			12/31/09
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$40,945	$3,087,181	5.27%	$40,557	$3,056,578	5.27%	$39,155	$2,777,866	5.60%
Mortgage loans	10,789	702,285	6.14%	10,150	753,686	5.39%	6,771	470,441	5.76%
Consumer loans	20,532	1,162,067	7.01%	20,927	1,165,670	7.12%	20,102	1,126,901	7.07%
Loan fees & late charges	26	-	0.00%	(280)	-	0.00%	81	-	0.00%
Total loans (TE)	$72,292	$4,951,533	5.80%	$71,354	$4,975,934	5.68%	$66,109	4,375,208	6.00%

US treasury securities	14	10,799	0.50%	18	11,282	0.62%	19	10,487	0.70%
US agency securities	444	106,129	1.67%	727	134,114	2.17%	1,379	132,353	4.17%
CMOs	2,962	378,455	3.13%	2,673	310,210	3.45%	1,864	143,129	5.21%
Mortgage backed securities	8,939	788,474	4.53%	10,109	870,489	4.65%	12,853	1,047,209	4.91%
Municipals (TE)	2,734	183,833	5.95%	2,808	187,962	5.98%	2,552	182,520	5.59%
Other securities	204	18,043	4.51%	213	18,236	4.66%	273	17,668	6.17%
Total securities (TE)	15,297	1,485,733	4.12%	16,548	1,532,293	4.32%	18,940	1,533,366	4.94%

Total short-term investments	329	606,927	0.22%	382	685,873	0.22%	536	498,930	0.43%

Average earning assets yield (TE)	$87,918	$7,044,193	4.97%	$88,284	$7,194,100	4.87%	$85,585	$6,407,504	5.32%

Interest-bearing Liabilities
Interest-bearing transaction deposits	$1,889	$1,989,250	0.38%	$2,022	$1,955,635	0.41%	$1,606	$1,525,783	0.42%
Time deposits	10,403	2,506,736	1.65%	12,121	2,681,434	1.79%	14,480	2,088,701	2.75%
Public Funds	1,780	1,088,384	0.65%	2,004	1,121,330	0.71%	2,965	1,059,189	1.11%
Total interest bearing deposits	$14,072	5,584,370	1.00%	$16,147	5,758,399	1.11%	$19,051	4,673,673	1.62%

Total borrowings	2,028	465,446	1.73%	2,429	526,674	1.83%	2,830	686,218	1.64%

Total interest bearing liab cost	$16,100	$6,049,816	1.06%	$18,576	$6,285,073	1.17%	$21,881	$5,359,891	1.62%

Net interest-free funding sources		994,376			909,027			1,047,613

Total Cost of Funds	$16,100	$7,044,192	0.91%	$18,576	$7,194,100	1.02%	$21,881	$6,407,504	1.35%

Net Interest Spread (TE)	$71,818		3.91%	$69,708		3.70%	$63,704		3.70%

Net Interest Margin (TE)	$71,818	$7,044,192	4.06%	$69,708	$7,194,100	3.85%	$63,704	$6,407,504	3.96%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Twelve Months Ended
	12/31/2010			12/31/2009
	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$163,833	$3,094,845	5.29%	$146,101	$2,725,894	5.36%
Mortgage loans	45,036	733,996	6.14%	25,971	451,823	5.75%
Consumer loans	84,832	1,176,912	7.21%	80,823	1,132,403	7.14%
Loan fees & late charges	232	-	0.00%	837	-	0.00%
Total loans (TE)	293,933	$5,005,753	5.86%	253,732	$4,310,120	5.89%

US treasury securities	72	11,437	0.63%	175	10,986	1.59%
US agency securities	3,964	152,268	2.60%	6,778	165,725	4.09%
CMOs	10,493	284,397	3.69%	8,251	162,811	5.07%
Mortgage backed securities	42,350	905,212	4.68%	51,553	1,029,860	5.01%
Municipals (TE)	10,966	188,769	5.81%	9,501	166,931	5.69%
Other securities	856	16,936	5.05%	1,323	23,257	5.69%
Total securities (TE)	68,701	1,559,019	4.41%	77,581	1,559,570	4.97%

Total short-term investments	1,750	698,043	0.25%	4,475	497,048	0.90%

Average earning assets yield (TE)	$364,384	$7,262,815	5.01%	$335,788	$6,366,738	5.27%

Interest-Bearing Liabilities
Interest-bearing transaction deposits	$9,013	$1,940,470	0.46%	$7,264	$1,486,438	0.49%
Time deposits	54,371	2,736,206	1.99%	58,252	1,987,059	2.93%
Public Funds	9,519	1,163,993	0.82%	18,797	1,288,117	1.46%
Total interest bearing deposits	$72,903	$5,840,669	1.25%	$84,313	$4,761,614	1.77%

Total borrowings	9,442	515,626	1.83%	10,988	613,523	1.79%

Total interest bearing liab cost	$82,345	$6,356,295	1.30%	$95,301	$5,375,137	1.77%

Net interest-free funding sources		906,519			991,601

Total Cost of Funds	$82,345	$7,262,814	1.13%	$95,301	$6,366,738	1.50%

Net Interest Spread (TE)	$282,039		3.72%	$240,487		3.50%

Net Interest Margin (TE)	$282,039	$7,262,814	3.88%	$240,487	$6,366,738	3.78%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)	2009				2010
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Per Common Share Data

Earnings per share:
Basic	$0.44	$0.43	$0.48	$0.89	$0.37	$0.17	$0.40	$0.46
Diluted	$0.44	$0.43	$0.47	$0.89	$0.37	$0.17	$0.40	$0.46
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$19.66	$19.82	$20.54	$22.74	$23.05	$23.36	$23.48	$23.22
Tangible book value per share (period-end)	$17.51	$17.68	$18.42	$20.60	$20.94	$21.28	$21.42	$21.17
Weighted average number of shares:
Basic	31,805	31,820	31,857	35,481	36,868	36,876	36,880	36,916
Diluted	31,937	32,009	32,058	35,705	37,105	37,078	36,995	37,065
Period-end number of shares	31,813	31,827	31,877	36,840	36,905	36,877	36,883	36,893
Market data:
High sales price	$45.56	$41.19	$42.38	$44.89	$45.86	$43.90	$35.40	$37.26
Low sales price	$22.51	$30.12	$29.90	$35.26	$38.23	$33.27	$26.82	$28.88
Period end closing price	$31.28	$32.49	$37.57	$43.81	$41.81	$33.36	$30.07	$34.86
Trading volume	18,026	17,040	11,676	19,538	9,612	12,443	14,318	13,701

Other Period-end Data

FTE headcount	1,938	1,911	1,903	2,240	2,263	2,278	2,235	2,271
Tangible common equity	$557,013	$562,800	$587,161	$758,840	$772,735	$784,872	$790,040	$781,420
Tier I capital	$558,502	$565,807	$575,856	$756,106	$764,074	$764,608	$772,247	$782,301
Goodwill	$62,277	$62,277	$62,277	$62,277	$62,277	$61,631	$61,631	$61,631
Amortizable intangibles	$5,705	$5,350	$4,996	$16,252	$15,521	$14,516	$13,860	$13,204

Performance Ratios

Return on average assets	0.79%	0.78%	0.87%	1.75%	0.65%	0.31%	0.70%	0.83%
Return on average common equity	9.12%	8.67%	9.38%	15.92%	6.58%	3.03%	6.75%	7.71%
Earning asset yield (TE)	5.26%	5.26%	5.26%	5.32%	5.15%	5.06%	4.87%	4.97%
Total cost of funds	1.75%	1.48%	1.39%	1.35%	1.40%	1.19%	1.02%	0.91%
Net interest margin (TE)	3.50%	3.78%	3.86%	3.96%	3.75%	3.87%	3.85%	4.06%
Noninterest expense as a percent
of total revenue (TE) before amortization
of purchased intangibles and
securities transactions	64.93%	61.47%	60.81%	49.82%	66.43%	67.26%	64.25%	66.05%
Common equity (period-end) as
a percent of total assets (period-end)	8.81%	8.95%	9.62%	9.63%	9.93%	10.13%	10.51%	10.52%
Leverage (Tier I) ratio	7.85%	8.13%	8.33%	10.60%	8.91%	9.06%	9.32%	9.65%
Tangible common equity ratio	7.92%	8.06%	8.71%	8.81%	9.10%	9.32%	9.68%	9.69%
Net charge-offs as a
percent of average loans	0.67%	1.50%	1.24%	1.24%	1.06%	1.11%	1.10%	0.78%
Allowance for loan losses as
a percent of period-end loans	1.49%	1.49%	1.50%	1.29%	1.33%	1.55%	1.62%	1.65%
Allowance for loan losses to
NPAs + loans 90 days past due	119.72%	117.14%	120.25%	58.69%	48.80%	38.03%	43.63%	51.35%
Loan/deposit ratio	72.51%	74.95%	77.36%	77.89%	71.45%	71.63%	72.78%	73.65%
Noninterest income excluding
securities transactions as a percent
of total revenue (TE)	34.00%	36.65%	33.31%	49.86%	31.08%	33.23%	33.56%	32.81%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)	2009				2010
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Asset Quality Information

Non-accrual loans	$38,327	$34,189	$35,558	$86,555	$92,828	$150,127	$132,834	$112,274
Restructured loans	-	-	-	-	-	-	10,740	12,641
Foreclosed assets	5,946	8,884	9,775	14,336	30,243	44,901	31,879	33,277
Total non-performing assets	$44,273	$43,073	$45,333	$100,891	$123,071	$195,028	$175,453	$158,192
Non-performing assets as a percent of loans
and foreclosed assets	1.04%	1.01%	1.06%	1.97%	2.44%	3.89%	3.55%	3.17%

Accruing loans 90 days past due	$8,306	$11,435	$7,766	$11,647	$13,457	$8,002	$7,292	$1,492
Accruing loans 90 days past due as
a percent of loans	0.20%	0.27%	0.18%	0.23%	0.27%	0.16%	0.15%	0.03%
Non-performing assets + accruing loans
90 days past due to loans and
foreclosed assets	1.24%	1.27%	1.25%	2.19%	2.71%	4.05%	3.70%	3.19%

Net charge-offs	$7,117	$16,019	$13,495	$13,634	$13,251	$13,921	$13,754	$9,756
Net charge-offs as
a percent of average loans	0.67%	1.50%	1.24%	1.24%	1.06%	1.11%	1.10%	0.78%

Allowance for loan losses	$62,950	$63,850	$63,850	$66,050	$66,625	$77,221	$79,725	$81,997
Allowance for loan losses as a
percent of period-end loans	1.49%	1.49%	1.50%	1.29%	1.33%	1.55%	1.62%	1.65%
Allowance for loan losses to NPAs +
accruing loans 90 days past due	119.72%	117.14%	120.25%	58.69%	48.80%	38.03%	43.63%	51.35%

Provision for loan losses	$8,342	$16,919	$13,495	$15,834	$13,826	$24,517	$16,258	$11,390

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans	$4,536	$12,524	$10,176	$9,110	$10,238	$10,537	$9,140	$5,987
Mortgage loans	177	199	177	1,211	608	569	1,674	1,024
Direct consumer loans	599	1,226	821	1,209	608	1,241	1,003	939
Indirect consumer loans	847	717	1,169	883	608	449	569	356
Finance company loans	958	1,353	1,152	1,221	1,189	1,125	1,368	1,450
Total net charge-offs	$7,117	$16,019	$13,495	$13,634	$13,251	$13,921	$13,754	$9,756

Average loans:
Commercial/real estate loans	$2,688,557	$2,696,500	$2,739,518	$2,777,866	$3,145,748	$3,090,938	$3,056,578	$3,087,181
Mortgage loans	445,741	452,324	438,659	470,441	735,279	744,880	753,686	702,285
Direct consumer loans	605,685	596,725	603,394	630,511	737,728	728,939	738,036	745,922
Indirect consumer loans	430,965	420,444	410,035	386,157	359,965	336,260	324,337	315,369
Finance Company loans	114,428	111,358	110,045	110,233	109,819	107,821	103,297	100,776
Total average loans	$4,285,376	$4,277,351	$4,301,651	$4,375,208	$5,088,539	$5,008,838	$4,975,934	$4,951,533

Net charge-offs to average loans:
Commercial/real estate loans	0.68%	1.86%	1.47%	1.30%	1.32%	1.37%	1.19%	0.77%
Mortgage loans	0.16%	0.18%	0.16%	1.02%	0.34%	0.31%	0.88%	0.58%
Direct consumer loans	0.40%	0.82%	0.54%	0.76%	0.33%	0.68%	0.54%	0.50%
Indirect consumer loans	0.80%	0.68%	1.13%	0.91%	0.69%	0.54%	0.70%	0.45%
Finance Company loans	3.40%	4.87%	4.15%	4.39%	4.39%	4.19%	5.25%	5.71%
Total net charge-offs to average loans	0.67%	1.50%	1.24%	1.24%	1.06%	1.11%	1.10%	0.78%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)	2009				2010
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Income Statement

Interest income	$81,448	$80,105	$79,758	$82,416	$92,379	$89,741	$85,398	$85,040
Interest income (TE)	84,392	83,054	82,757	85,585	95,396	92,788	88,284	87,917
Interest expense	28,002	23,413	22,004	21,881	25,800	21,868	18,576	16,100
Net interest income (TE)	56,390	59,641	60,753	63,704	69,596	70,920	69,708	71,817
Provision for loan losses	8,342	16,919	13,495	15,834	13,826	24,517	16,258	11,390
Noninterest income excluding
securities transactions	29,055	34,504	30,347	63,353	31,381	35,293	35,208	35,067
Securities transactions gains/(losses)	-	-	61	7	-	-	-	-
Noninterest expense	55,838	58,226	55,749	63,657	67,822	72,122	68,060	71,257
Income before income taxes	18,321	16,051	18,918	44,404	16,312	6,527	17,712	21,359
Income tax expense	4,290	2,305	3,700	12,624	2,478	27	2,859	4,339
Net income	$14,031	$13,746	$15,218	$31,780	$13,834	$6,500	$14,853	$17,020

Pre-tax, pre-provision income (PTPP)	$26,663	$32,970	$32,352	$33,483	$31,587	$32,762	$36,856	$35,627

Noninterest Income
and Noninterest Expense

Service charges on deposit accounts	$10,503	$11,242	$11,795	$11,814	$11,490	$12,327	$11,331	$10,187
Trust fees	3,327	3,855	4,008	3,937	3,846	4,408	4,138	4,324
Debit card & merchant fees	2,568	2,895	2,845	2,944	3,596	3,928	3,649	3,768
Insurance fees	3,452	4,048	3,526	3,329	3,511	3,641	3,535	3,773
Investment & annuity fees	2,861	1,691	2,007	1,662	2,279	2,663	2,906	2,333
ATM fees	1,779	1,895	1,862	1,838	1,951	2,321	2,640	2,574
Secondary mortgage market operations	1,158	1,827	1,482	1,439	1,640	1,529	2,569	3,178
Gain on acquisition	-	-	-	33,623	-	-	-	-
Other income	3,407	7,051	2,822	2,767	3,068	4,476	4,440	4,930
Noninterest income excluding
securities transactions	$29,055	$34,504	$30,347	$63,353	$31,381	$35,293	$35,208	$35,067
Securities transactions gains/(losses)	-	-	61	7	-	-	-	-
Total noninterest income including
securities transactions	$29,055	$34,504	$30,408	$63,360	$31,381	$35,293	$35,208	$35,067

Personnel expense	$30,775	$28,703	$29,113	$32,858	$34,767	$35,379	$35,890	$36,006
Occupancy expense (net)	5,055	5,016	5,144	5,126	6,143	6,026	5,657	5,977
Equipment expense	2,534	2,583	2,397	2,335	2,724	2,642	2,496	2,706
Other operating expense	17,120	21,570	18,741	22,984	23,450	27,391	23,361	25,912
Amortization of intangibles	354	354	354	354	738	684	656	656
Total noninterest expense	$55,838	$58,226	$55,749	$63,657	$67,822	$72,122	$68,060	$71,257